EXHIBIT 5.1

[LETTERHEAD OF O’MELVENY & MYERS LLP]

June 3, 2003

Nationwide Health Properties, Inc.

610 Newport Center Drive, Suite 1150

Newport Beach, California 92660

Re:	$500,000,000 Aggregate Offering Price of Securities of

    Nationwide Health Properties, Inc.

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Nationwide Health Properties, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, of securities having an aggregate offering price of up to $500,000,000 (the “Securities”), consisting of one or more series of unsecured debt securities (the “Debt Securities”), warrants to purchase Debt Securities (the “Debt Securities Warrants”), one or more series of shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), warrants to purchase Preferred Stock (the “Preferred Stock Warrants”), shares of common stock, par value $0.10 per share (the “Common Stock”), and warrants to purchase Common Stock (the “Common Stock Warrants,” and with the Debt Securities Warrants and the Preferred Stock Warrants, being collectively referred to herein as the “Securities Warrants”). We also have examined the form of Indenture to be entered into by and between the Company and J.P. Morgan Trust Company, as Trustee, relating to the Debt Securities (the “Indenture”). We are familiar with the proceedings heretofore taken and proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities.

Subject to (i) the proposed additional proceedings being taken as now contemplated by the Registration Statement prior to the issuance and sale of the Securities; (ii) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended; (iii) in the case of Debt Securities, the establishment of the terms of the Debt Securities in accordance with the terms of the Indenture; (iv) in the case of Preferred Stock, the establishment of the terms of the Preferred Stock, if applicable, in accordance with the terms of the Company’s Amended and Restated Articles of Incorporation, as amended, and applicable law, and the filing of any necessary Articles Supplementary with the Maryland State Department of Assessments and Taxation; (v) the execution, delivery and authentication of and payment for the Securities; (vi) the undertaking and obtaining of all necessary filings and approvals with any regulatory authority; and (vii) in the case of the Securities Warrants, the due authorization, execution and delivery of a Warrant Agreement, we are of the opinion that:

1.    The Debt Securities, including any Debt Securities that may be issuable pursuant to the conversion of any Debt Securities, or upon the exercise of any Debt Securities Warrants,

will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

2.    The Preferred Stock, including any Preferred Stock that may be issuable pursuant to the conversion of any Debt Securities, or upon the exercise of any Preferred Stock Warrants, will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be validly issued, fully paid and non-assessable.

3.    The Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities or Preferred Stock, or upon exercise of any Common Stock Warrants, will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be validly issued, fully paid and non-assessable.

4.    The Securities Warrants will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/    O’MELVENY & MYERS LLP

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